UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Main Street Trust, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 11, 2006

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of Main Street Trust, Inc., I cordially invite and encourage you to attend the annual meeting of shareholders of Main Street, to be held at 6:00 p.m. on Wednesday, May 17, 2006, at the Virginia Theatre, 203 West Park Avenue, Champaign, Illinois. A reception will be held afterward at 7:00 p.m., where you can meet and talk with directors and other members of management. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. At the meeting we shall report on our operations, our progress and the outlook for the year ahead.

Our Nominating Committee has nominated nine persons to serve as directors for a term of one year. All of the nominees are incumbent directors. We recommend that you vote your shares for each of the director nominees.

We encourage you to attend the meeting in person. However, whether or not you plan to attend, please complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. This will ensure that your shares are represented at the meeting.

If you have any questions concerning these matters, please do not hesitate to contact me at (217) 351-6500. We look forward to the opportunity to visit with you.

Sincerely,

Van A. Dukeman
President and Chief Executive Officer

PLEASE SEE INSERT FOR DIRECTIONS TO MEETING AND RSVP REQUEST.

MAIN STREET TRUST, INC.

100 West University Avenue

Champaign, Illinois  61820

(217) 351-6500

NOTICE OF

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2006

To the Shareholders of

MAIN STREET TRUST, INC.

The annual meeting of the shareholders of Main Street Trust, Inc., an Illinois corporation, will be held at the Virginia Theatre, 203 West Park Avenue, Champaign, Illinois, on Wednesday, May 17, 2006, at 6:00 p.m., local time, for the following purposes:

1.             to elect nine directors for a term of one year; and

2.             to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on March 30, 2006, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit further solicitation of proxies.

By Order of the Board of Directors

Van A. Dukeman
President and CEO

Champaign, Illinois
April 11, 2006

PLEASE DATE, SIGN AND RETURN THE PROXY CARD FOR THE COMPANY’S ANNUAL MEETING PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

MAIN STREET TRUST, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2006

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Main Street of proxies to be voted at the annual meeting of shareholders to be held at the Virginia Theatre, 203 West Park Avenue, Champaign, Illinois, on Wednesday, May 17, 2006, at 6:00 p.m., local time, and at any adjournments or postponements of the meeting. This proxy statement is first being mailed to our shareholders on or about April 11, 2006.

ANNUAL MEETING AND VOTING INFORMATION

The following information regarding the meeting and the voting process is presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 30, 2006, you owned shares of Main Street’s common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of nine directors of Main Street for a term of one year expiring in 2007.

If I am the record holder of my shares, how do I vote?

You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed envelope. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the form to provide voting instructions, the shares represented by your proxy card will be voted “for” all nominees for director named in this proxy statement and by the appointed proxies in accordance with his or her judgment on any other matter brought before the meeting.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change. Please note, that if your shares are held in the name of your broker (or in what is usually referred to as “street name”), you will need to arrange to obtain a “legal proxy” from your broker in order to vote in person at the meeting.

If I hold shares in the name of a broker or fiduciary, who votes my shares?

If you received this proxy statement from your broker or a trustee or other fiduciary who may hold your shares, your broker or fiduciary should have given you instructions for directing how they should vote your shares. It will then be their responsibility to vote your shares for you in the manner you direct. As discussed above, if you want to vote in person at the meeting, you will need to arrange to obtain a “legal proxy” from your broker or fiduciary in order to vote in person at the meeting.

Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors, but cannot vote on non-routine matters, such as an amendment to the articles of incorporation, the adoption or amendment of a stock option plan, unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to us, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a “broker non-vote” and will affect the outcome of the voting as described below, under “How many votes are needed for approval of each proposal?”  Therefore, we encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all your shares are voted.

What if I change my mind after I return my proxy?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•      signing another proxy with a later date and returning that proxy to:

American Stock Transfer & Trust Company, 59 Maiden Lane, New York, NY 10273-0923;

•      sending notice to us that you are revoking your proxy; or

•      voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

•      is present in person at the meeting; or

•      has properly submitted a signed proxy card or other proxy.

On March 30, 2006, the record date, there were 10,132,875 shares of common stock issued and outstanding. Therefore, at least 5,066,438 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. You cannot vote for more than nine nominees. The Board has no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on any other proposal that may properly be brought before the meeting. Abstentions will be considered in determining the presence of a quorum but will not affect the vote required for election of directors.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

The directors are elected by a plurality vote and the nine individuals receiving the highest number of votes cast “for” their election will be elected as directors of Main Street. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. Therefore, a broker non-vote has no effect on the election of directors.

Where do I find the voting results of the meeting?

We will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2006.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Main Street or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

ELECTION OF DIRECTORS

Main Street has one class of directors. At the annual meeting on May 17, 2006, nine directors will be elected for a term of one year or until their respective successors are elected and qualified. For part of 2005, Main Street had ten directors serving on its Board of Directors. However, Mr. Gene Salmon, who had served as a director since 1991, passed away in 2005, and the Board reduced the number of directors serving from ten to nine without filling Mr. Salmon’s position.

Set forth below is information, as of March 30, 2006, concerning the nominees for election including age, year first elected a director as well as each director’s business experience during the previous five years. Each of the nominees for election as director is an incumbent director. The Board of Directors recommends a vote FOR each of the nominees.

NOMINEES

Name (Age)	Director since(1)	Position with Main Street and Occupation for the last five years

David J. Downey (Age 64)	1992	Director of Main Street; President of The Downey Group, Inc. (estate planning, wealth transfer and executive compensation organization) (1963-present)

Van A. Dukeman (Age 47)	1994

Director, President and Chief Executive Officer of Main Street and Main Street Bank & Trust, and Director of FirsTech; Director, President and Chief Executive Officer of Main Street, Director, Chairman of the Board and Chief Executive Officer of BankIllinois, and Director of The First National Bank and FirsTech (2001-2004); Director, President and Chief Executive Officer of Main Street and BankIllinois (2000-2001)

Larry D. Haab (Age 68)	1987

Director of Main Street and Director of FirsTech; Director of Illinova, the holding company of Illinois Power Company, and consultant to Illinova (1998-2000); Chairman, President and Chief Executive Officer of Illinois Power Company (a public electric and gas utility) (1991-1998)

Frederic L. Kenney (Age 47)	1996	Director of Main Street; Corporate Counsel, Archer Daniels Midland (2001-present); Attorney for Winters, Featherstun, Gaumer, Kenney, Postlewait and Stocks (1983-2001)

Gregory B. Lykins (Age 58)	1994

Director and Chairman of the Board of Main Street and Main Street Bank & Trust, and Director of FirsTech; Director and Chairman of the Board of Main Street, Director and Vice-Chairman of BankIllinois and Director of The First National Bank of Decatur and FirsTech (2001-2004); Director and Vice Chairman of the Board of Main Street (2000-2001)

August C. Meyer, Jr. (Age 68)	1962	Director of Main Street; President, Midwest Television, Inc. (1976-present)

Name (Age)	Director since(1)	Position with Main Street and Occupation for the last five years

George T. Shapland (Age 75)	1994	Director of Main Street; President, Shapland Management Co. (a real estate management company) (1990-present)

Thomas G. Sloan (Age 57)	1995	Director of Main Street; President and Chief Executive Officer of Sloan Implement Co., Inc. (a John Deere implement dealer in Assumption, Illinois) (1971-present)

H. Gale Zacheis, M.D. (Age 67)	1990	Director of Main Street; practicing surgeon and physician in Decatur, Illinois (1973-present)

(1)           Indicates the year first elected to the Board of Directors of BankIllinois Financial or First Decatur, the predecessor companies to Main Street.

All of Main Street’s directors will hold office for a term of one year, or until their respective successors are duly elected and qualified, and all executive officers hold office for a term of one year. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by our Nominating Committee. At this time, we do not know of any reason why any nominee may refuse or be unable to serve as a director, if re-elected. There are no arrangements or understandings between any of the directors, executive officers or any other person pursuant to which any of Main Street’s directors or executive officers have been selected for their respective positions.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

Currently, there are nine directors serving on the Board of Directors of Main Street. For part of 2005, Main Street had ten directors serving on its Board of Directors. However, Mr. Gene Salmon, who had served as a director since 1991, passed away in 2005, and the Board reduced the number of directors serving from ten to nine without filling Mr. Salmon’s position. Generally, the Board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board does not involve itself in the day-to-day operations of Main Street, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the full Board, which are held on a monthly basis, special meetings held from time to time and through committee membership, which is discussed below. Our directors also discuss business and other matters with our key executives and our principal external advisers (legal counsel, auditors and other consultants).

A majority of our directors are deemed to be “independent” as defined by the Nasdaq Stock Market, Inc. Because of their positions as executive officers, Messrs. Dukeman and Lykins are not “independent” under the rules established by Nasdaq. With the exception of Mr. Meyer, the remaining directors are deemed to be independent. The Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating Committee, among other committees. In 2005, Main Street’s Board held a total of twelve regular meetings. During 2005, all directors attended at least 75% of the meetings of the Board and committees on which they served, with the exception of Mr. Meyer. If a director is unable to attend a meeting, it is our policy to solicit his input regarding the actions to be taken at the meeting, as well as his ratification of the actions taken at the meeting.

Although we do not have a formal policy regarding director attendance at the annual meeting, we encourage and expect all of our directors to attend. Last year, all of the directors were present at the annual meeting.

Audit Committee

In 2005, Messrs. Zacheis (Chair), Sloan and Haab were members of the Audit Committee, as was Mr. Salmon for part of the year. We expect that all of the current members of the Audit Committee for 2005 will continue to serve through 2006. Each of these members is deemed to be “independent” as defined by Nasdaq and the rules and regulations promulgated by the Securities and Exchange Commission. The Board of Directors has determined that Mr. Haab qualifies as an “audit committee financial expert” under the regulations of the Securities and Exchange Commission. The Board based this decision on Mr. Haab’s education, and his professional experience as President and Chief Executive Officer of Illinois Power Company, a public electric and gas utility. Mr. Haab is a certified public accountant and served on the audit staff of Price Waterhouse, where he was responsible for auditing Fortune 500 companies.

The functions performed by the Audit Committee include, but are not limited to, the following:

•          selecting and managing the relationship with our independent auditors;

•          reviewing the independence of the independent auditors;

•          reviewing actions by management on recommendations of the independent auditors and internal auditors;

•          meeting with management, the internal auditors and the independent auditors to review the effectiveness of our system of internal control and internal audit procedures;

•          reviewing with financial management and the independent accountants the Securities and Exchange Commission reports on Form 10-Q or 10-K prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review;

•          reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the Audit Committee consults both separately and jointly with the independent auditors, the internal auditors and management. The Audit Committee has adopted a written charter, which sets forth the Committee’s duties and responsibilities. We have attached a copy of the current charter to this proxy statement which is available on the Securities and Exchange Commission’s website at www.sec.gov. The Audit Committee met four times in 2005.

Compensation and Nominating Committees

In 2005, we had a Compensation Committee and a Nominating Committee. Both Committees were comprised of the same members: Messrs. Kenney (chair), Downey, Meyer, Shapland and Sloan and we expect that, with the exception of Mr. Meyer, each will continue to serve on the Committees in 2006. Each of the continuing members is deemed to be “independent” as defined by Nasdaq, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. The Compensation Committee is responsible for setting the compensation of executive officers of Main Street, including the review and approval of base salaries, review of salaries of executive officers compared to other financial services holding companies in the region, fringe benefits, and incentive compensation. The Committee also reviews compensation to be paid to Main Street’s directors for service on the Board of Directors and attendance at Board and Committee meetings. The Nominating Committee is charged with identifying and nominating individuals to be presented to our shareholders for election or re-election to the Board of Directors. Although neither Committee has adopted a formal charter, the Board has adopted a Director Policy that addresses the purpose of the Nominating Committee and the qualifications of the directorship. The Compensation and Nominating Committees met jointly two times in 2005.

Director Nominations and Qualifications

In carrying out its nominating function, the Nominating Committee evaluates all potential nominees for election, including incumbent directors, Board nominees and shareholder nominees, in the same manner. However, the Committee is not currently seeking out candidates to serve on the Board and we did not receive any shareholder nominations for the 2006 annual meeting. Generally, the Committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, and a strong sense of service to the communities which we serve. Our Director Policy states that Board members shall be active leaders in their businesses or organizations and be knowledgeable about business and community issues. It is expected that Board members will own a minimum of 20,000 shares of our common stock as a director of Main Street and a minimum of 2,000 shares as a director of one of the subsidiaries. It is recognized that Board members may not initially own these minimums, however, it is expected that directors would attain this level of ownership within a period of a few years. The Committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective Board members and whether they are “independent” (to ensure that at least a majority of the directors will, at all times, be independent). The Committee has not, in the past, retained any third party to assist it in identifying candidates, but it has the authority to retain a third party firm or professional for the purpose of identifying candidates.

Director Compensation

The following table provides information on 2005 compensation for non-employee directors who served during 2005. Directors of Main Street who are also employees were not separately compensated for service on the boards or committees.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE FOR FISCAL 2005

Name	Holding Company Board Fees(1)	Holding Company Committee Fees(2)	Bank Board Fees(3)	Bank Committee Fees(4)	FirsTech Board Fees(5)	Total Fees	Option Awards (6)
David J. Downey	$0	$500	$0	$5,000	$0	$5,500	5,000
Larry D. Haab	$0	$1,000	$0	$0	$1,250	$2,250	5,000
Frederic L. Kenney	$0	$500	$0	$5,000	$0	$5,500	5,000
August C. Meyer, Jr.	$0	$500	$0	$0	$0	$500	5,000
George T. Shapland	$0	$500	$0	$5,000	$0	$5,500	5,000
Thomas G. Sloan	$0	$1,500	$0	$0	$0	$1,500	5,000
H. Gale Zacheis	$0	$1,000	$0	$0	$0	$1,000	5,000

(1)	Directors do not receive cash compensation for service on the holding company Board.

(2)	Non-employee directors receive an annual fee of $1,000 for service on the Audit Committee and an annual fee of $500 for service on the Compensation and Nominating Committees combined.

(3)	Non-employee directors receive $500 for each Main Street Bank & Trust Board meeting attended, however, in 2005, no holding company directors served on the bank Board.

(4)

Non-employee directors receive an annual fee of $5,000 for service on the Senior Loan Committee and a fee of $200 per Trust Administration Committee meeting attended. In 2005, no holding company directors served on the Trust Administration Committee.

(5)	Non-employee directors receive an annual fee of $1,250 for service on the FirsTech Board.

(6)	Non-employee directors receive 5,000 options for service on the holding company Board. Options vest ratably over a one year period.

Code of Ethics

We have a code of ethics in place that applies to our Chief Executive Officer and Chief Financial Officer. Shareholders can receive a copy of the code free of charge by contacting Teresa Marsh, our Corporate Secretary, at 100 W. University Avenue, Champaign, Illinois 61820.

Certain Relationships and Related Transactions

Directors and officers of Main Street and its respective subsidiaries were customers of and had transactions with, Main Street and its subsidiaries during 2005. Additional transactions may be expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

In November 1999, BankIllinois Financial entered into a lease agreement with Midwest Television, Inc. for office space located in Main Street’s main office building located at 100 West University Avenue, Champaign. Main Street is now a party to the lease as successor of BankIllinois Financial. Mr. Meyer, a director of Main Street, serves as president of Midwest Television, Inc., and is a controlling shareholder of Midwest Television, Inc. Lease payments are approximately $86,000 annually. In addition, Main Street leases space from Mr. Meyer in a building in Champaign that is used for Main Street’s campus branch banking operations, with lease payments totaling approximately $61,000 annually. Management believes that the terms of these leases are no less favorable to Main Street or its subsidiaries than would have been obtained from non-affiliated parties.

General Communications with the Board

Shareholders may contact our Board of Directors by contacting Mr. Gregory B. Lykins, Chairman of the Board, Main Street Trust, Inc., 100 West University Avenue, Champaign, Illinois 61820.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding Main Street’s common stock beneficially owned on March 30, 2006 with respect to all persons known to Main Street to be the beneficial owner of more than five percent of the common stock, each director and nominee, other named executive officers and all directors and executive officers of Main Street as a group.

Name of Individual and Number of Persons in Group	Amount and Nature of Beneficial Ownership(1)	Percent of Class

David J. Downey	271,778	2.7%
Van A. Dukeman(2)	156,123	1.5%
Larry D. Haab(3)	37,293	*
Frederic L. Kenney(4)	71,705	*
Gregory B. Lykins(5)	2,095,324	20.6%
August C. Meyer, Jr.(6)	46,682	*
George T. Shapland	380,173	3.7%
Thomas G. Sloan(7)	104,798	1.0%
H. Gale Zacheis(8)	46,349	*
Paul C. Donohue	5,112	*
Donna R. Greene(9)	4,626	*
David B. White	20,196	*

All directors and executive officers as a group(10) (17 persons)	3,352,933	31.9%

*      Less than one percent.

(1)   The information contained in this column is based upon information furnished to Main Street by the persons named above and the members of the designated group. The nature of beneficial ownership for shares shown in this column is sole voting and investment power, except as set forth in the footnotes below. Pursuant to the rules of the Securities and Exchange Commission, shares obtainable through the exercise of options which are currently exercisable, or which will become exercisable within 60 days of the date of the information contained in this table, are included as beneficially owned. The number of shares obtainable through options and included in this table are as follows: 32,087 shares for Messrs. Downey, Kenney, Meyer, Shapland, Sloan, and Zacheis; 16,325 shares for Mr. Haab; 30,350 shares for Mr. Dukeman; 27,153 shares for Mr. Lykins; 5,112 shares for Mr. Donohue; 2,070 shares for Ms. Greene; and 18,569 shares for Mr. White. Each director and officer has sole voting and investment power over such shares. Inclusion of shares shall not constitute an admission of beneficial ownership or voting or investment power over such shares.

(2)   Includes 2,866 shares owned by Mr. Dukeman’s spouse over which Mr. Dukeman has shared voting and investment power, and 2,568 shares held in the Main Street profit sharing plan.

(3)   Includes 2,707 shares held in a trust for which Mr. Haab serves as trustee over which Mr. Haab has shared voting and investment power.

(4)   Includes 29,208 shares owned by Mr. Kenney’s spouse over which Mr. Kenney has shared voting and investment power; 6,304 shares owned jointly with Mr. Kenney’s spouse over which Mr. Kenney has shared voting and investment power; and 2,097 shares held by Mr. Kenney’s minor children over which Mr. Kenney has shared voting and sole investment power.

(5)   Includes 1,758,112 shares held in certain trusts for the benefit of Mr. Meyer’s descendents, for which Mr. Lykins serves as trustee and has sole voting and investment power. Mr. Lykins disclaims beneficial ownership over all shares held in such trusts. Also includes 4,209 shares owned by Mr. Lykins’ spouse over which Mr. Lykins has shared voting and investment power and 2,221 shares held in the Main Street profit sharing plan.

(6)   Since Main Street’s last proxy statement, Mr. Meyer no longer serves as trustee for certain trusts which hold 1,758,112 shares of Main Street stock for the benefit of his descendents. Currently, Mr. Lykins serves as trustee, as described in greater detail above.

(7)   Includes 800 shares owned by Mr. Sloan’s spouse over which Mr. Sloan has shared voting and investment power.

(8)   Includes 1,082 shares owned by Dr. Zacheis’ spouse over which Dr. Zacheis has shared voting and investment power.

(9)   Includes 635 shares owned by Ms. Greene’s spouse over which Ms. Greene has shared voting and investment power; 277 shares held in the Main Street profit sharing plan; 1,244 shares owned jointly with Ms. Greene’s spouse over which Ms. Greene has shared voting and investment power; and 400 shares owned jointly with Ms. Greene’s father over which Ms. Greene has shared voting and investment power.

(10) Includes 376,075 total shares obtainable through the exercise of options that are currently exercisable.

Compliance with Section 16(a) of the Securities Exchange Act

Section 16(a) of the Securities Exchange Act requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made by any reporting person concerning whether a Form 5 was required to be filed for 2005, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2005 except for Mr. Kenney and Mr. Sloan, who each filed a Form 4 one day late, and Ms. Greene, who filed a late Form 4 regarding shares purchased by her spouse.

EXECUTIVE COMPENSATION

Summary Compensation Table

We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with the shareholders. In establishing executive compensation, we generally divide compensation into three separate components: salary, cash bonus and long term incentive awards. These components are intended to work together to compensate the executive fairly for his or her services and reward the executive officer based upon our overall performance during the year.

The following table shows the compensation earned during the three most recently completed fiscal years by Main Street’s Chief Executive Officer and the four other most highly compensated executive officers on a combined basis (including those employed by their respective subsidiaries) whose 2005 salary and bonus exceeded $100,000:

SUMMARY COMPENSATION TABLE

(a) Name and		Annual Compensation			Long Term Compensation Awards (g) Securities Underlying	(i) All Other
Principal Position with Main Street	(b) Year	(c) Salary($)	(d) Bonus($)(1)	(e) Other($)(2)	Options/ SARs	Compensation ($)

Gregory B. Lykins(3) Chairman of the Board	2005 2004 2003	$148,261 143,553 142,692	$135,000 45,000 —	$6,885 5,800 11,035	5,000 5,000 5,000	$24,139 18,986 22,002

Van A. Dukeman(4) President and Chief Executive Officer	2005 2004 2003	$264,692 256,346 254,808	$225,000 75,000 —	$4,983 4,101 7,553	7,500 7,500 5,000	$25,236 22,070 22,014

Donna R. Greene(5) Executive Vice President of Wealth	2005 2004 2003	$143,807 72,153 —	$50,000 20,000 —	$76 0 —	4,000 4,000 —	$15,708 4,332 —

Paul C. Donohue(6) Executive Vice President of Sales and Marketing	2005 2004 2003	$143,807 131,384 —	$50,000 15,000 —	$261 47 —	4,000 4,000 —	$14,683 6,328 —

David B. White(7) Executive Vice President, Treasurer and Chief Financial Officer	2005 2004 2003	$139,307 134,884 133,029	$50,000 15,000 12,000	$4,009 3,292 6,006	4,000 4,000 4,000	$15,928 15,020 14,917

(1)   Historically bonuses have been paid in the calendar year for financial performance in that year. Beginning in 2003, Main Street and its subsidiaries began paying executive incentive bonuses in the 1st quarter of the following year.

(2)   Represents above-market interest on deferred compensation.

(3)   All other compensation includes Main Street’s contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Lykins. These amounts were $1,427, $3,874, $6,828 and $9,873 in 2003; $2,153, $3,101, $6,948 and $6,784 in 2004; and $3,865, $3,102, $9,543 and $7,629 in 2005.

(4)   All other compensation includes Main Street’s contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Dukeman. These amounts were $2,548, $5,096, $11,000 and $3,370 in 2003; $3,696, $3,994, $11,275 and $3,105 in 2004; and $6,793, $3,397, $11,550 and $3,495 in 2005.

(5)   All other compensation includes Main Street’s contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance polices with respect to Ms. Greene. These amounts were $2,464, $0, $0 and $1,867 in 2004; and $3,276, $2,179, $8,469 and $1,784 in 2005. Ms. Greene was not employed by Main Street in 2003.

(6)   All other compensation includes Main Street’s contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Donohue. These amounts were $4,243, $456, $0 and $1,629 in 2004; and $3,176, $2,549, $7,774 and $1,184 in 2005. Mr. Donohue was not employed by Main Street in 2003.

(7)   All other compensation includes Main Street’s contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. White. These amounts were $1,330, $4,612, $6,365 and $2,610 in 2003; $2,203, $3,173, $7,109 and $2,535 in 2004; and $3,086, $2,477, $7,553 and $2,812 in 2005.

Stock Option Information

The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named in the Summary Compensation Table. The options granted and potential values realized are as of December 31, 2005.

OPTION GRANTS IN LAST FISCAL YEAR
					Potential realizable value at assumed annual rates of stock price appreciation for option term
(a) Name	(b) Options Granted (1)	(c) % of Total Options Granted to Employees in Fiscal Year	(d) Exercise or Base Price ($ /Sh)	(e) Expiration Date	(f) 5%	(g) 10%
Gregory B. Lykins	5,000	5.13%	$29.60	02/15/2015	$93,076	$235,874
Van A. Dukeman	7,500	7.69%	$29.60	02/15/2015	$139,615	$353,811
Donna R. Greene	4,000	4.10%	$29.60	02/15/2015	$74,461	$188,699
Paul C. Donohue	4,000	4.10%	$29.60	02/15/2015	$74,461	$188,699
David B. White	4,000	4.10%	$29.60	02/15/2015	$74,461	$188,699

(1)   The options vest ratably over a three-year period. Options will vest in their entirety upon the occurrence of a change in control.

The following table sets forth certain information concerning the exercisable and nonexercisable stock options at December 31, 2005, held by the individuals named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
(a)	(b) Shares Acquired on	(c) Value	(d) Number of Securities Underlying Unexercised Options at FY-End		(e) Value of Unexercised In-the- Money Options at FY-End
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregory B. Lykins	—	—	25,003	5,759	$198,695	$1,578
Van A. Dukeman	—	—	27,294	8,468	$198,695	$1,578
Donna R. Greene	—	—	1,168	2,832	—	—
Paul C. Donohue	—	—	3,666	4,334	—	—
David B. White	—	—	16,822	4,635	$123,331	$1,380

Employment Agreements

We have entered into employment agreements with certain of our executive officers, including, Messrs. Lykins, Dukeman, White, Donohue, and Ms. Greene. With the exception of Mr. Donohue’s employment agreement, which has an initial term of two years, each employment agreement provides for an initial term of one year and, at the end of its initial term as well as any subsequent term, is automatically extended for one year until either the employee or we give written notice to the contrary. Each agreement terminates upon the employee’s death, disability, discharge for “cause” or in the event of “constructive discharge” (as defined in the employment agreements). The employment agreements are also terminable by the employee or us upon 90 days notice to the other party.

The employment agreements set forth the salaries, bonuses and benefits to be provided to the respective officer and provide for severance payments in the event employment is terminated by us without cause or in the event of a “constructive discharge.”  The “severance payment” each officer would be entitled to receive in such a case equals the sum of the applicable base salary, the officer’s most recent performance bonus and the value of contributions under retirement and employee benefit plans that would have been made through the term of the agreement. They will also be entitled to receive life, health and disability insurance for themselves and their dependents, at the expense of Main Street, for a period of one year.

In the event employment is terminated within one year of a change of control, or at any time by us or our successor for any reason other than death or disability, Messrs. White and Donohue and Ms. Greene would be entitled to receive two times the severance payment, and Messrs. Lykins and Dukeman would be entitled to receive the greater of $900,000 or three times the severance payment. The amounts payable to Messrs. White and Donohue and Ms. Greene upon a change of control are subject to reduction, if necessary, to prevent certain adverse tax treatment. Messrs. Lykins and Dukeman are entitled to receive a gross-up in the event that any amounts are subject to penalties as excess parachute payments under the Internal Revenue Code. Additionally, if either Mr. Lykins or Mr. Dukeman is terminated without cause, or terminated due to disability or death within eighteen months prior to a change of control, he will receive the greater of $900,000 or three times the severance payment. They will also be entitled to receive life, health and disability insurance for a period of three years following the termination.

The employment agreements also provide that the respective officer may not compete within a 50-mile radius of Main Street’s main office in Champaign, or in respect to Mr. Donohue and Ms. Greene, Main Street’s main office in Champaign and its subsidiary bank(s), or against Main Street or any successor, for one year following the termination of their employment agreement. Each employment agreement also requires us to indemnify and to advance certain legal expenses to the covered employee to the maximum extent permitted by law.

Deferred Compensation Arrangements for Directors and Executive Officers

We sponsor a deferred compensation arrangement with our executive officers that provides a means for the participants to voluntarily defer a portion of their salary or bonus. This arrangement is an unfunded, nonqualified deferred compensation arrangement. We have also assumed the outstanding liability for similar arrangements for the deferral of director fees offered by our predecessor companies in connection with the merger of Bank Illinois Financial and Central Illinois Financial Corporation of Champaign in 1995. We accrue liability for these arrangements based on the present value of the amount that each participant is currently eligible to receive. There are 27 participants in these arrangements, however only 14 are eligible to make continued deferrals. The other participants include seven former directors and five former employees of predecessor companies. One current employee is still a participant in the plan, but not eligible to make deferrals. In 2005, a total of $281,000 in fees, salary and bonus was deferred pursuant to the arrangements. Our liability under these arrangements as of December 31, 2005 was approximately $3.868 million.

Additionally, in connection with the merger of BankIllinois Financial Corporation and First Decatur Bancshares, Inc., in 2000, we assumed the outstanding liability for a deferred compensation plan for non-employee directors that allowed participants to defer directors’ fees. After the merger, no additional contributions were allowed under the arrangements, and as of December 31, 2005, our liability under the arrangements was $618,000.

Additionally, in connection with the acquisition of Citizens First Financial Corp., Main Street assumed the outstanding liability for an existing Director Emeritus Plan. At December 31, 2005, we had a recorded liability in the amount of $1.263 million, which is fully funded through single premium insurance annuities.

The Company has purchased life insurance policies, which are reported as other assets, to cover the aforementioned liabilities and other employee benefits with recorded values in 2005 of approximately $10.533 million.

Stock Incentive Plan

Under the Main Street Trust, Inc. 2000 Stock Incentive Plan, directors, officers and employees of Main Street and its subsidiaries are eligible to receive grants of equity based awards. The plan was approved by our shareholders in 2000 and a total of 2,205,000 shares are authorized for issuance under the Plan. Awards are made at the discretion of the Board, or if applicable, a committee of the Board. In 2005, we granted options to purchase an aggregate of 137,500 shares of common stock to 51 employees and 8 directors. As of December 31, 2005 there were 767,413 shares subject to outstanding stock option awards and 1,359,018 shares remaining eligible for future grant.

Main Street Trust, Inc. 401(k) Plan

We also sponsor a qualified, tax-exempt pension plan qualifying under Section 401(k) of the Internal Revenue Code. The plan is eligible for all employees meeting age and service requirements, including our executive officers. The 401(k) plan allows for participants’ contributions up to the maximum amount allowed by the IRS regulations, and contributions up to 6.0% of gross salary are eligible for the Company’s match of 50%. Participants can choose between several different investment options under the 401(k) plan.

The aggregate contribution under the 401(k) plan by Main Street in 2005 was $382,954 and the amounts contributed to the named executive officers are reflected in the Summary Compensation Table appearing earlier in this proxy statement.

Main Street Trust, Inc. Profit Sharing Plan

Main Street also sponsors a qualified retirement plan commonly referred to as a profit sharing plan. The plan is eligible for all employees meeting age and service requirements, including our executive officers. Employees are not permitted to contribute to the plan. The amounts of all contributions made to the profit sharing plan are at Main Street’s discretion. Participants can choose between several different investment options under the profit sharing plan.

Total contributions by Main Street for 2005 were $857,693. The amounts contributed to the named executive officers are reflected in the Summary Compensation Table.

Compensation Committee Report on Executive Compensation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following report and related information unless it is specifically stated to be incorporated by reference into such document.

General. During 2005, the Compensation Committee was comprised of Messrs. Kenney (Chair), Downey, Meyer, Shapland and Sloan and with the exception of Mr. Meyer, we expect that each will continue to serve on the Committee through 2006. Each of the continuing members is considered “independent” by the Board according to the Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director pursuant to Section 16 of the Securities Exchange Act of 1934. The purpose of the Compensation Committee is to determine the aggregate compensation to be paid to Mr. Dukeman, our Chief Executive Officer, and to review and recommend to the full Board the compensation for our other executive officers. The Committee also administers our stock incentive plan and meets either independently or in conjunction with our full Board of Directors to grant awards to eligible individuals in accordance with the terms of the plans.

Compensation Overview. We are committed to providing a total compensation program that supports our long-term business strategy and performance culture and creates a commonality of interest with the shareholders. In establishing executive compensation, we generally divide compensation into three separate components: salary, cash bonus and long-term incentive awards. These components are intended to work together to compensate the executive fairly for his or her services and reward the executive officer based upon our overall performance during the year. In reviewing and establishing an executive’s compensation, the Committee considers and evaluates all components of the executive officer’s total compensation package. This involves reviewing the executive’s salary, bonus, incentive stock awards, perquisites, participation in our 401(k) plan, profit sharing contributions, payments due upon retirement or a change of control, if any, and all other payments and awards that the executive officer earns.

The general philosophy in making decisions regarding the compensation of the executive officers, after taking into account an examination of compensation at other similarly situated financial institutions, is as follows:

•        to provide incentives for executive officers to work toward achieving successful annual results and strategic objectives;

•        to provide significant reward for achievement of superior performance;

•        to provide market-based compensation to help recruit and retain professionals of exceptional quality;

•        to create significant opportunity and incentive for executives to be long-term shareholders;

•        to link executive compensation rewards to increases in shareholder value, as measured by favorable long-term results and continued strengthening of Main Street’s financial condition; and

•        to provide flexibility to recognize, differentiate, and reward individual performance.

Components of Compensation.

Salary. The Compensation Committee reviews each executive’s base salary on an annual basis. The Committee believes that the base salaries should offer security to each executive and allow us to attract qualified executives and maintain a stable management team and environment. The Committee targets base salaries at levels comparable to those of similar positions within the market place. The Committee may adjust salaries to reflect our financial performance, including, but not limited to, our earnings per share, net income, and return on average assets, although no specific weight is given to these factors. Additionally, base salaries are determined by examining, among other things, an executive’s level of responsibility, prior experience, education, breadth of knowledge, internal performance objectives and the current market level. The Committee will also factor in other payments and awards that the executive may receive before recommending a salary to the Board. All of the factors described herein are considered on a subjective basis in the aggregate, and none of the factors is accorded a specific weight. When establishing the salary of executives other than his own, Mr. Dukeman participated and made recommendations to the Committee.

Bonus. The incentive bonus is a discretionary payment primarily related to Main Street’s financial performance, as measured by net income, return on average assets, and other financial factors, and Main Street’s performance relative to its long-term goals. When establishing bonuses, the Committee also considers individual performance criteria in addition to company-wide objectives. In 2005, bonuses paid to executive officers were higher than in the previous two years due to the fact that Main Street met certain financial performance goals. In addition, at the request of Mr. Dukeman, the Committee had not recommended a bonus for him in 2003.

For 2005, aggregated bonus payments of $1,195,225 were paid to 455 employees. The bonuses paid to Mr. Dukeman and the other named executive officers are set forth in the Summary Compensation Table and were established pursuant to the bonus program.

Main Street also sponsors a profit sharing plan. This plan is similar to the bonus program in that it provides for discretionary payments primarily related to Main Street’s financial performance, as measured by net income, return on average assets, and other financial factors, and Main Street’s performance relative to its long-term goals.

For 2005, the total contribution to the profit sharing plan was $857,693. The contributions made for Mr. Dukeman and the other named executive officers are set forth in the Summary Compensation Table and were established pursuant to the profit sharing plan.

Stock Ownership. The Board and the Committee believe in employee ownership in our company. In May 2000, the shareholders approved the Main Street Trust 2000 Stock Incentive Plan. The purpose of this incentive plan is to enhance our long-term financial performance by:

•              attracting and retaining executive and other key employees of Main Street through incentive compensation opportunity;

•              motivating such employees to further the long-term goals of Main Street; and

•              further aligning the interests of participating employees with our shareholders through opportunities for increased employee ownership of Main Street.

During 2005, the Committee recommended, and the Board of Directors approved, the granting of options for a total of 137,500 shares to 59 employees and directors. Options granted to Mr. Dukeman and the other named executive officers in 2005 are shown in the Option Grants in Last Fiscal Year table appearing earlier in this proxy statement.

Chief Executive Officer’s Compensation. The Committee establishes Mr. Dukeman’s salary after reviewing the factors and components described above. Mr. Dukeman’s salary in 2005 was based in part upon the Committee’s satisfaction with the following factors; profitability, revenue growth, expense control and overall credit quality. The Committee determined that Mr. Dukeman’s leadership had a significant impact on our attaining this level of performance while maintaining our strong safety and soundness ratings. Additionally, the Committee considered Mr. Dukeman’s personal performance as President and Chief Executive Officer, as well as his change of control agreement, his participation in employee benefit plans, the perquisites that he receives, his previous years’ salaries and the salary levels of other similarly situated financial institutions in setting his base salary at $266,000 for 2005. His bonus of $225,000 was awarded based upon achieving certain of the company’s overall performance goals as well as the successful implementation of a number of strategic initiatives during the year. Those strategic initiatives included the completion of the merger of Citizens First Financial, and the merger of its banking subsidiary, Citizens Savings Bank, into our banking subsidiary, Main Street Bank & Trust; the growth of our de novo operation in the Tri-County Peoria region; the growth of assets under management in our Wealth Management Group to nearly $2 billion by the end of 2005; and a record net profit for our payment processing subsidiary, FirsTech. In 2005, Mr. Dukeman’s bonus was higher than in the previous two years due to the fact that Main Street met certain financial performance goals. In 2003, at the request of Mr. Dukeman, the Committee had not recommended a bonus for him.

In addition, we awarded 7,500 options to Mr. Dukeman in 2005 under the stock incentive plan. He also received $25,236 in other compensation that includes Main Street’s contributions under its 401(k) Plan, Non-Qualified Retirement Plan, Profit Sharing Plan and amounts paid for premiums on insurance policies with respect to Mr. Dukeman.

Compliance with Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) of the Internal Revenue Code limits the deductibility of annual compensation in excess of $1.0 million paid to the Chief Executive Officer and any of the four other highest paid officers, to the extent they are listed officers on the last day of any given tax year. However, compensation is exempt from this limit if it qualifies as “performance- based compensation.”  Performance-based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. We believe performance-based compensation is an important tool to provide incentive to senior executives, matching their compensation levels to our performance.

Although we will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirements for full deductibility, we may enter into compensation arrangements under which payments would not be deductible under Section 162(m).

Conclusion. The Compensation Committee believes the executive compensation policies and programs described above effectively serve the interests of shareholders and Main Street. The Committee believes these policies motivate executives to contribute to our overall future success, thereby enhancing the value of Main Street for the benefit of all shareholders.

Compensation Committee:

Frederic L. Kenney (Chair)
David J. Downey
George T. Shapland
Thomas G. Sloan

Compensation Committee Interlocks and Insider Participation

Main Street’s Compensation Committee establishes compensation and benefits for the Chief Executive Officer and reviews and recommends compensation and benefits for other executive officers and senior management of Main Street and of the subsidiaries. During 2005, no executive officer served on the Board of Directors or compensation committee of any other corporation with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was a Main Street employee in 2005 and none was formerly a Main Street executive officer. Main Street is a party to certain leases with Midwest Television, Inc. Mr. Meyer is a controlling shareholder of Midwest Television, Inc. and serves as its President. These arrangements are described in greater detail on page 8 of this proxy statement.

Shareholder Return Performance Presentation

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following graph and related information unless it is specifically stated to be incorporated by reference into such document.

The following graph shows a comparison of cumulative total returns for Main Street, the Nasdaq Stock Market and an index representing all publicly traded banks, thrifts or financial service companies located in Iowa, Illinois, Indiana, Kansas, Kentucky, Michigan, Minnesota, Missouri, North Dakota, Nebraska, Ohio, South Dakota and Wisconsin.

The cumulative total shareholder return computations assume the investment of $100 on December 31, 2000. Figures for Main Street’s common stock represent inter-dealer quotations, without retail markups, mark downs or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by SNL Securities L.C., Charlottesville, Virginia.

Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

Main Street Trust, Inc.	$100.00	$120.03	$159.91	$209.34	$201.20	$213.42

Nasdaq - Total US	100.00	79.18	54.44	82.09	89.59	91.54

SNL Midwest Bank Index	100.00	102.20	98.59	126.20	142.40	137.21

AUDIT COMMITTEE REPORT

The incorporation by reference of this proxy statement into any document filed with the Securities and Exchange Commission by Main Street shall not be deemed to include the following report unless the report is specifically stated to be incorporated by reference into such document.

The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the Board of Directors that they be included in our annual report on Form 10-K. The Audit Committee is comprised solely of “independent” directors, as that term is defined by Nasdaq and the Securities and Exchange Commission.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2005 with our management and McGladrey & Pullen, LLP, our independent registered public accounting firm, including their attestation report on management’s assessment of the effectiveness of the internal controls over financial reporting. The Committee has also discussed with McGladrey & Pullen, LLP the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from McGladrey & Pullen, LLP required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and McGladrey & Pullen, LLP, the Committee has recommended to the Board of Directors that the audited financial statements and attestation report be included in our annual report on Form 10-K for the fiscal year ending December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee:

H. Gale Zacheis (Chair)
Larry D. Haab
Thomas G. Sloan

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Representatives of McGladrey & Pullen, LLP, are expected to be present at the meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Accountant Fees

Audit Fees. The aggregate amount of fees billed by McGladrey & Pullen, LLP for its audit of Main Street’s annual financial statements for 2005 and 2004 were $198,500 and $183,120. The audit services also include the review of financial statements included in our quarterly reports on Form 10-Q and Form 10-K as well as compliance with the requirements imposed by the Sarbanes-Oxley Act of 2002 and other services normally performed by independent auditors in connection with statutory and regulatory filings.

Audit Related Fees. The aggregate amount of fees billed by McGladrey & Pullen, LLP, for professional services rendered in 2005 and 2004 were $20,900 and $0. The services provided in 2005 were principally for consultations concerning SEC filings.

Tax Fees. The aggregate amounts of tax-related services billed by RSM McGladrey, Inc., an affiliate of McGladrey & Pullen, LLP, for 2005 and 2004 were $28,600 and $14,645, for professional services rendered for tax compliance, tax advice and tax planning. The services provided also included assistance with the preparation of Main Street’s tax return and guidance with respect to estimated tax payments.

All Other Fees. The aggregate amount of fees billed by RSM McGladrey, Inc. for professional services rendered in 2005 and 2004 were $3,100 and $0. The services provided in 2005 were in conjunction with assisting the Bank in the development and presentation of a Bank Secrecy Act risk assessment.

The Audit Committee, after consideration of the matter, does not believe that the rendering of these services by McGladrey & Pullen, LLP and its affiliate to be incompatible with maintaining its independence as our principal accountant.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent auditor. The Audit Committee has adopted a policy concerning the approval of the audit and permissible non-audit services to be provided by McGladrey & Pullen, LLP and RSM McGladrey, Inc. On a case-by-case basis, audit or permissible non-audit services proposed to be performed are considered by and, if deemed appropriate, approved by the Audit Committee in advance of the performance of such services. All of the fees earned by McGladrey & Pullen, LLP and RSM McGladrey, Inc. described above were attributable to services pre-approved by the Audit Committee.

SHAREHOLDER NOMINATIONS AND PROPOSALS

Nominations of Directors

In order for a shareholder nominee to be considered by the Nominating Committee to be its nominee and included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our Corporate Secretary, at 100 W. University Avenue, Champaign, Illinois 61820, at least 120 days prior to the anniversary of the date the previous year’s proxy statement was mailed to shareholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Committee may request additional information in order to make a determination as to whether to nominate the person for director.

In accordance with our bylaws, a shareholder may otherwise nominate a director for election at an annual meeting of shareholders by delivering written notice of the nomination to our Corporate Secretary, at the above address, not less than 120 days nor more than 150 days prior to the first anniversary of the proxy statement mailing date for the previous year’s annual meeting. The shareholder’s notice of intention to nominate a director must include: a) for each person to be nominated: (i) the name, age and business and residence address of each nominee; (ii) the principal occupation or employment of each nominee; (iii) the class and number of shares of stock owned by the nominee on the date of the notice; and (iv) any information that would be required to be disclosed on Schedule 13D pursuant to Regulation 13D under the Securities Exchange Act, in connection with the acquisition of stock, and pursuant to Regulation 14A under the Securities Exchange Act, in connection with the solicitation of proxies with respect to nominees for election as directors, regardless of whether the person is subject to the provisions of such regulations; and b) as to the shareholder giving notice: (i) the name and address of record of the nominating shareholder and the names and addresses of any other shareholders supporting each respective nominee; and (ii) the class and number of shares of stock owned by the nominating shareholder and any other shareholders supporting the nominees on the date of the notice. We may request additional information after receiving the notification for the purpose of determining the proposed nominee’s eligibility to serve as a director. Persons nominated for election to the Board pursuant to this paragraph will not be included in our proxy statement.

Other Shareholder Proposals

To be considered for inclusion in our proxy statement and form of proxy for our 2007 annual meeting of shareholders, shareholder proposals must be received by our Corporate Secretary no later than December 12, 2006, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal to our Corporate Secretary not later than 120 days nor earlier than 150 days prior to the first anniversary of the proxy statement mailing date for the previous year’s annual meeting. The shareholder’s notice must set forth: (a) as to the proposed business: (i) a brief description of the business; (ii) the reasons for conducting the business at the annual meeting; (iii) any material interest the shareholder has in the business; and (iv) the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought: (i) the name and address of record of the shareholder and beneficial owner; and (ii) the class and number of shares of stock owned beneficially and of record by the shareholder and beneficial owner.

By order of the Board of Directors

Van A. Dukeman
President and Chief Executive Officer

Champaign, Illinois
April 11, 2006

ALL SHAREHOLDERS ARE URGED TO SIGN
AND MAIL THEIR PROXIES PROMPTLY

Exhibit A

MAIN STREET TRUST, INC.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors of Main Street Trust, Inc. (“the Company”) in fulfilling their oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company’s auditing, accounting and financial reporting -processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels. The Audit Committee’s primary duties and responsibilities are to:

•     Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system.

•     Review and appraise the audit efforts of the Company’s independent accountants and internal auditors.

•     Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditors and the Board of Directors.

II.        COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.       MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the internal auditors and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

IV.       RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

A.    Documents/Reports Review

1.          Review this Charter periodically, at least annually, and update as conditions dictate.

2.          Review the Company’s annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification,

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report, opinion or review rendered by the independent accountants.

3.          Review the regular internal reports to management prepared by the internal auditors and management’s response.

4.          Review with financial management and the independent accountants the l0-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

B.    Independent Accountants

1.          Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

2.          Review the performance of the independent accountants and approve any proposed discharge of the independent accountants by management.

C.    Financial Reporting Processes

1.          In consultation with the independent accountants and the internal auditors, review the integrity of the organization’s financial reporting processes, both internal and external.

2.          Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.          Consider and approve, if appropriate, major changes to the Company’s accounting principles and auditing practices as suggested by the independent accountants, management, or the internal auditors.

4.          Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

5.          Following completion of the annual audit, review separately with each of management, the independent accountants and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

6.          Review any significant disagreement among management and the independent accountants or the internal auditors in connection with the preparation of the financial statements.

D.           Other General Duties

1.          Submit the minutes of all meetings of the Audit Committee to, or report the matters discussed at each Committee meeting with, the Board of Directors.

2.          Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

3.          Perform any other activity consistent with this Charter, the Company’s By-Laws and governing law, as the Audit Committee or the Board of Directors considers necessary.

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MAIN STREET TRUST, INC.

PROXY FOR COMMON SHARES ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF THE SHAREHOLDERS

TO BE HELD MAY 17, 2006

The undersigned hereby appoints Gregory B. Lykins and Van A. Dukeman, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of shares of common stock that the undersigned would be entitled to vote if then personally present at the annual meeting of the shareholders of Main Street Trust, Inc., to be held at the Virginia Theater, 203 West Park Avenue, in Champaign, Illinois on Wednesday, May 17, 2006, at 6:00 p.m., local time, or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.             ELECTION OF DIRECTORS:

FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

For a term of one year:	David J. Downey, Van A. Dukeman, Larry D. Haab, Frederic L. Kenney, Gregory B. Lykins, August C. Meyer, Jr., George T. Shapland, Thomas G. Sloan, H. Gale Zacheis, M.D.

2.             In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1.

Dated:	, 2006

Signature(s)

NOTE:  PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 17, 2006 - 6:00 PM

The Virginia Theatre

203 W. Park Avenue, Champaign, IL

RSVP:

Please RSVP by Friday, MAY 12, 2006 to Teresa Marsh via email at teresa.marsh@mainstreettrust.com or you may do so via telephone at 217.351.6506. (Please respond with the name(s) of those attending ONLY; regrets not required.)

DIRECTIONS:

For those traveling east or west on Interstate 74: Take the Prospect Avenue exit and go south on Prospect Avenue. Continue on Prospect Avenue for approximately one mile to University Avenue. Turn left (east) onto University Avenue and continue to Randolph Street. Turn left on Randolph and enter the parking lot of Main Street Bank & Trust on the right. The Virginia Theatre is located on Park Street, across Randolph Street directly west of the bank’s parking lot.

For those traveling on Interstate 72: As you come into Champaign, I-72 becomes University Avenue. Take University Avenue to Randolph Street. Turn left on Randolph and enter the parking lot of Main Street Bank & Trust on the right. The Virginia Theatre is located on Park Street, across Randolph Street directly west of the bank’s parking lot.

For those traveling on Interstate 57:  Take either the Interstate 72 East or Interstate 74 East/West exits and follow the instructions listed above.